Exhibit 10ZZ

THIRD AMENDMENT TO
PURCHASE AND SALE CONTRACT

            THIS THIRD AMENDMENT TO PURCHASE AND SALE CONTRACT (this "Third Amendment") is made and entered into this 18th day of December, 2009 (the "Third Amendment Date"), by and among THE NEW FAIRWAYS, L.P., a Delaware limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller") and LANDBANC CAPITAL, INC., an Arizona corporation, having a principal address at 9595 Wilshire Blvd., Suite 900, Beverly Hills, California  90212 ("Purchaser").

RECITALS:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated October 19, 2009, as amended by that certain First Amendment to Purchase and Sale Contract, dated November 20, 2009, and as further amended by that certain Second Amendment to Purchase and Sale Contract, dated November 23, 2009 (as amended, the "Contract"), for certain real property situated in the County of Collin, State of Texas, commonly known as The Fairway Apartments, and more specifically described in the Contract (the "Property"); and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms and conditions set forth below.

AGREEMENT:

            NOW, THEREFORE, in consideration of the mutual covenants set forth in the Contract and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree to amend the Contract as follows:

1.                  Feasibility Period.  The Feasibility Period under the Contract shall be deemed to have expired for all purposes under the Contract on the Third Amendment Date.  Purchaser hereby agrees that it waives its right to further object (pursuant to Sections 3.2 or 4.3 of the Contract or otherwise) to any matter concerning the Title Documents, the Survey, the Property Contracts, the Leases, the Miscellaneous Property Assets, the physical condition of the Property, or otherwise with respect to the Property; provided, however, that the foregoing waiver shall not waive any of Seller's obligations or Purchaser's express rights under the Contract that are applicable to or arise during the time period following the expiration of the Feasibility Period.  Purchaser agrees that Seller has made all required deliveries under the Contract and performed all of Seller's required obligations under the Contract through the Third Amendment Date, and Seller agrees that Purchaser has made all required deliveries required under the Contract and performed all of Purchaser's required obligations under the Contract through the Third Amendment Date.  Purchaser agrees that Purchaser's right to terminate the Contract under Section 3.2 of the Contract is permanently waived, the Deposit is non-refundable under all circumstances except as provided in the Contract, and Purchaser's obligation to obtain the Lender's approval of the Loan Assumption and Release and to purchase the Property shall be conditional only as provided in Section 8.1 of the Contract.

2.                  Loan Approval Period.  The Loan Approval Period under the Contract shall be deemed to have expired for all purposes under the Contract on the Third Amendment Date.  Purchaser agrees that Purchaser's right to terminate the Contract under Section 4.5.10 of the Contract is permanently waived, the Deposit is non-refundable under all circumstances except as provided in the Contract, and Purchaser's obligation to purchase the Property shall be conditional only as provided in Section 8.1 of the Contract; provided, however, that the foregoing waiver shall not waive any of Seller's obligations or Purchaser's express rights under the Contract that are applicable to or arise during the time period following the expiration of the Loan Assumption Period.

3.                  Closing Date.  Section 5.1 of the Contract is hereby amended and restated in its entirety as follows:

"The Closing shall occur on January 29, 2010 at the time set forth in Section 2.2.4 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.  Notwithstanding the foregoing to the contrary, upon at least ten (10) Business Days prior written notice to Purchaser, the Closing Date may be extended without penalty at the option of Seller to a date not later than forty five (45) days following the Closing Date specified in the first sentence of this Section 5.1 for the purpose of responding to and resolving any comments received from the Securities and Exchange Commission with regard to Seller's filed information statement relating to the transaction contemplated herein."

4.                  General Provisions.  The following provisions shall apply with respect to this Third Amendment:

(a)                Except as modified herein, the Contract is in full force and effect and is hereby ratified by Purchaser and Seller.

(b)               Capitalized terms not defined herein shall have the same meaning as set forth in the Contract.

(c)                In the event of any conflict between the Contract and this Third Amendment, the terms and conditions of this Third Amendment shall control.

(d)               This Third Amendment may be executed in counterparts, each of which (or any combination of which) when signed by all of the parties shall be deemed an original, but all of which when taken together shall constitute one agreement.  Executed copies hereof may be delivered by telecopier or electronic mail and upon receipt shall be deemed originals and binding upon the parties hereto, and actual originals shall be promptly delivered thereafter.

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            NOW, THEREFORE, the parties hereto have executed this Third Amendment as of the Third Amendment Date.

SELLER:

THE NEW FAIRWAYS, L.P.,

a Delaware limited partnership

By:       DAVIDSON GROWTH PLUS GP

            LIMITED PARTNERSHIP,

            a Delaware limited partnership,

            its general partner

            By:       DAVIDSON GROWTH PLUS GP

                        CORPORATION,

                        a Delaware corporation,

                        its general partner

                        By: /s/Derek S. McCandless

                        Name:  Derek S. McCandless

                        Title:  Senior Vice President

[Purchaser's signature page to follow]

PURCHASER:

LANDBANC CAPITAL, INC.

an Arizona corporation

By:  /s/Larison Clark

Name: Larison Clark

Title:     President